Exhibit 99.2

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 6, 2011, Motorcar Parts of America, Inc. (the “Registrant”) entered into, and consummated transactions pursuant to, a Purchase Agreement (the “Purchase Agreement”) with FAPL Holdings Inc. (“Holdings”) and certain other individuals. Pursuant to the Purchase Agreement, the Registrant purchased (i) all of the outstanding equity of Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“FAPL”), (ii) all of the outstanding equity of Introcan Inc., a Delaware corporation (“Introcan”), and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company (“Fapco”) (collectively, “Fenco”). Since FAPL owned 99% of Fapco prior to these transactions, the Registrant now owns 100% of Fapco.

The accompanying unaudited pro forma condensed combined statements of operations for the year ended March 31, 2011 have been prepared as if the acquisition had occurred on April 1, 2010.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of operations of the Registrant and Fenco, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statements of operations. The historical Fenco statements of operations presented in the unaudited pro forma condensed combined statements of operations were derived from statements of operations included in Exhibit 99.1. The financial information contained therein was denominated in Canadian dollars and was translated to US dollars. Certain amounts in the consolidated historical statements of operations of Fenco have been reclassified to conform to the Registrant’s financial statement presentation.  The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to statements of operations, expected to have a continuing impact on the combined results.

The accompanying unaudited pro forma condensed combined statements of operations should be read in conjunction with (i) Registrant’s historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K for the year ended March 31, 2011 and (ii) the historical consolidated financial statements and notes of Fenco for the years ended March 31, 2011 and 2010 included as Exhibit 99.1 in this Form 8-K/A.

The acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805-10 topic for “Business Combinations” (formerly referred to as FASB Statement of Financial Accounting Standards No. 141R).  Management has estimated the fair value of tangible and intangible assets acquired and liabilities assumed based on preliminary estimates and assumptions.  These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the net tangible assets and intangible assets.  Any change could result in material variances between the Registrant's future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The following unaudited pro forma condensed combined statements of operations are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future.  The unaudited pro forma condensed combined statements of operations do not reflect any operating efficiencies, associated cost savings or additional costs that we may achieve with respect to the combined companies.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended March 31, 2011

	Motorcar Parts of America	Fenco	Pro Forma Adjustments	Note 3		Pro Forma Combined

Net sales	$161,285,000	$201,857,000				$363,142,000
Cost of goods sold	109,903,000	209,137,000				319,040,000
Gross profit	51,382,000	(7,280,000)	-			44,102,000
Operating expenses:
General and administrative	17,033,000	3,999,000	3,000,000	[a	]	24,032,000
Sales and marketing	6,537,000	5,702,000				12,239,000
Research and development	1,549,000	-				1,549,000
Acquisition Costs	879,000	113,000	(992,000)	[b	]	-
Total operating expenses	25,998,000	9,814,000	2,008,0000			37,820,000
Operating income (loss)	25,384,000	(17,094,000)	(2,008,000)			6,282,000
Interest expense — net	5,355,000	10,197,000				15,552,000
Income (loss) before income tax expense	20,029,000	(27,291,000)	(2,008,000)			(9,270,000)
Income tax expense (benefit)	7,809,000	5,712,000	-	[c	]	13,521000
Net income (loss)	$12,220,000	$(33,003,000)	$(2,008,000)			$(22,791,000)
Basic net income (loss) per share	$1.01					$(1.84)
Diluted net income (loss) per share	$0.99					$(1.84)
Weighted average number of shares outstanding:
Basic	12,042,428		360,000	[d	]	12,402,428
Diluted	12,334,331		360,000	[d	]	12,402,428

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Company Background and Organization

Motorcar Parts of America, Inc. and its subsidiaries (the “Registrant” or “MPA”) remanufacture, produce and distribute alternators and starters for import and domestic cars and light trucks. These replacement parts are sold for use on vehicles after initial vehicle purchase. These automotive parts are sold to automotive retail chain stores and warehouse distributors throughout the United States and Canada and to major automobile manufacturers.

The Registrant obtains used alternators and starters, commonly known as Used Cores, primarily from its customers as trade-ins. It also purchases Used Cores from vendors (core brokers). The customers grant credit to the consumer when the used part is returned to them, and the Registrant in turn provides a credit to the customers upon return to the Registrant. These Used Cores are an essential material needed for the remanufacturing operations. The Registrant has remanufacturing, warehousing and shipping/receiving operations for alternators and starters in Mexico, California, Singapore and Malaysia. In addition, the Registrant utilizes third party warehouse distribution centers in Edison, New Jersey and Springfield, Oregon. The Registrant also uses a warehouse distribution facility in Berlin, Connecticut.

On May 6, 2011, the Registrant entered into, and consummated transactions pursuant to a Purchase Agreement (the “Purchase Agreement”) with FAPL Holdings Inc. (“Holdings”) and certain other individuals. Pursuant to the Purchase Agreement, the Registrant purchased (i) all of the outstanding equity of Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“FAPL”), (ii) all of the outstanding equity of Introcan, Inc., a Delaware corporation (“Introcan”), and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company (“Fapco”) (collectively, “Fenco”). Since FAPL owned 99% of Fapco prior to these transactions, the Registrant now owns 100% of Fapco.

As of March 31, 2011, the Registrant had made secured loans in the approximate aggregate amount of $4,863,000 to FAPL, a privately-owned Toronto-based manufacturer, remanufacturer and distributor of new and remanufactured aftermarket auto parts. In connection with this loan, the Registrant had an option to acquire a substantial ownership interest in Fenco. On May 6, 2011, the Registrant entered into and consummated the transactions pursuant to the Purchase Agreement with FAPL and certain other individuals. In connection with this acquisition and subsequent to March 31, 2011, the Registrant advanced an additional $10,000,000 to FAPL for an approximate aggregate loan of $14,863,000 outstanding and the time of purchase on May 6, 2011. Although these amounts are on the balance sheet of Fenco as a subordinated debt due to the Registrant, such amounts eliminate in consolidation.

Based  in Toronto, Canada, Fenco manufactures and distributes new and remanufactured parts, including steering components, brake calipers, master cylinders, hub assembly and bearings, clutches and clutch hydraulics, constant velocity drive shafts, water pumps, control arms and loaded struts for the full range of passenger and truck vehicles in use in market it serves. Fenco’s products are sold through major aftermarket distribution channels in the U.S., Canada and Mexico, out of facilities in Pennsylvania, New Hampshire, Toronto and Mexico.

In consideration for the acquisition, the Registrant issued Holdings 360,000 shares of its common stock (the “MPA Shares”). For a period of 18 months following the closing of the acquisition, the MPA Shares are (i) subject to transfer restrictions pursuant to a Hold Agreement between the Registrant and Holdings, dated May 6, 2011 (the “Hold Agreement”), and (ii) held in escrow in order to secure certain indemnification obligations under the Purchase Agreement pursuant to an Escrow Agreement by and among Holdings, Stikeman Elliott LLP, certain other individuals, and the Registrant, dated May 6, 2011 (the “Escrow Agreement”).

In connection with the acquisition, the Registrant’s now wholly-owned subsidiaries, FAPL and Introcan, as borrowers (the “Fenco Borrowers”), entered into an amended and restated credit agreement, dated May 6, 2011 (the “Fenco Credit Agreement”) with Manufacturers and Traders Trust Company as lead arranger, M&T Bank as lender and administrative agent and the other lenders from time to time party thereto (the “Lenders”). Pursuant to the Fenco Credit Agreement, the Lenders have made available to the Fenco Borrowers a revolving credit facility in the maximum principal amount of $50,000,000 (the “Revolving Facility”) and a term loan in the principal amount of $10,000,000 (the “Term Loan”). The availability of the Revolving Facility is subject to a borrowing base calculation consisting of eligible accounts receivable and eligible inventory.

The Fenco Borrowers may receive advances under the Revolving Facility by any one or more of the following options: (i) swingline advances in Canadian or US dollars; (ii) Canadian dollar prime-based loans; (iii) US dollar base rate loans; (iv) LIBOR loans; or (v) letters of credits.

The Term Loan bears interest at the LIBO rate plus an applicable margin. Outstanding advances under the Revolving Facility bear interest as follows:

(i)	in respect of swingline advances in Canadian dollars and Canadian dollar prime-based loans, at the reference rate announced by the Royal Bank of Canada plus an applicable margin;
(ii)
in respect of swingline advances in US dollars and US dollar base rate loans, at a base rate (which shall be equal to the highest of (x) M&T Bank’s prime rate, (y) the Federal Funds Rate plus Ѕ of 1%, or (z) the one month LIBO rate) plus an applicable margin;

(iii)	in respect of LIBOR loans, at the LIBO rate plus an applicable margin.

The Fenco Credit Agreement, among other things, requires the Fenco Borrowers to maintain compliance with certain financial covenants.

The Revolving Facility and the Term Loan mature on October 6, 2012, but may be accelerated upon the occurrence of an insolvency event or event of default under the Fenco Credit Agreement.

2. Fenco Historical Financial Information

Unless otherwise indicated, the Fenco financial information included herein is derived from Fenco’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP, and are presented in Canadian dollars and reconciled to the accounting principles generally accepted in the United States, or U.S. GAAP.  The reconciliation of net earnings (loss) and  retained earnings from Canadian GAAP to U.S. GAAP is presented under Note 16 of the notes to the combined  financial statements of Fenco that are attached as Exhibit 99.1 to this Form 8-K.  Fenco’s historical statements of operations were translated using the average exchange rates for the period presented of US$0.9812 to CAD$1.00 for the year ended March 31, 2011. For purposes of these preliminary pro forma condensed combined statements of operations, the amounts contained in the historical consolidated statements of Fenco have been reclassified, where necessary, to conform to Registrant’s presentation under U.S. GAAP.

Fenco
Combined Condensed Statement of Operations
For the Year Ended March 31, 2011

	Fenco- U.S GAAP (1)	Conforming Adjustments	Adjusted	Notes		Adjusted
	(CAD$)	(CAD$)	(CAD$)			(US$)

Net sales	$205,733,000		$205,733,000	0		$201,857,000
Cost of goods sold	186,191,000	26,962,000	213,153,000	(2	)(3)	209,137,000
Gross profit	19,542,000	(26,962,000)	(7,420,000)			(7,280,000)
Operating expenses:
General and administrative	5,183,000	(1,107,000)	4,076,000	(3)		3,999,000
Sales and marketing	31,666,000	(25,855,000)	5,811,000	(2)		5,702,000
Acquisition Costs	115,000		115,000			113,000
Total operating expenses	36,964,000	(26,962,000)	10,002,000			9,814,000
Operating loss	(17,422,000)	-	(17,422,000)			(17,094,000)
Interest expense — net	10,393,000		10,393,000			10,197,000
Income before income tax expense	(27,815,000)	-	(27,815,000)			(27,291,000)
Income tax expense (benefit)	5,822,000		5,822,000			5,712,000
Net loss	$(33,637,000)	$-	$(33,637,000)			$(33,003,000)

(1)
In addition to the Canadian to US GAAP adjustments reported in footnote 16 of Exhibit 99.1 attached hereto, certain expense line items in the reported statement of operations in those separate statements have been reclassified for US GAAP reporting purposes and to conform with the Registrant’s accounting policies. Cost of goods sold includes CAD$1,452,000, general and administrative expense includes CAD$1,467,000, and Acquisition Costs includes CAD$115,000 that have been presented as non-recurring costs in the separate reported statements of operations for the year ended March 31, 2011 in exhibit 99.1. In addition, CAD$1,686,000 of bank financing fees have been reclassified to interest expense — net.

(2)
To reclassify certain freight, warehousing and distribution expenses to cost of goods sold from sales and marketing expense in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting these expenses.

(3)
To reclassify amortization expense on assets used in production to cost of goods sold from operating expenses in order to conform Fenco’s reported amounts with Registrant’s accounting policy for presenting this expense.

3. Pro Forma Adjustments

The adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined statements of operations are as follows:

Pro Forma Adjustments to the Condensed Combined Statements of Operations

(a)	To record the amortization of the preliminary fair value of the identifiable intangible assets from the acquisition of Fenco.

(b)
To eliminate non-recurring acquisition costs previously recorded in the fiscal year ending December 31, 2011 related to the acquisition of Fenco incurred by the Registrant and Fenco, which would have been incurred prior to the acquisition.

(c)
No additional tax benefits were recorded due to the providing of a full valuation allowance on the deferred tax assets that would have been derived from the NOL’s, the acquisition transactions and the valuation adjustments.

(d)
To adjust the weighted average shares used in computing basic and diluted income per share for the number of shares issued in connection with the Fenco acquisition. Due to the net loss on the pro forma combined statements of operations, the basic and diluted weighted average shares are the same.